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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 22, 2008

Juniper Content Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51240	20-2278320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Fifth Avenue, Suite 822, New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 660-5930

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Raymond K. Mason, Vice Chairman of the Board of Directors (“Board”) of Juniper Content Corporation (“Company”), and John K. Billock, a member of the Board, advised the Company that they were resigning from the Board on December 22, 2008. Board members Bert A. Getz, Richard Intrator and Paul Kramer advised the Company that they were resigning from the Board on December 23, 2008. These resignations were due to such individuals’ other personal and professional commitments and not in connection with any disagreement between any of these individuals and the Company or its management.
     Mr. Mason, at the same time as his resignation, transferred to the Company (i) 20,000 Series B Units, each consisting of two shares of Common Stock, one Class Z Warrant and one Class W Warrant (the “Warrants”), each Warrant to purchase one share of Common Stock, (ii) an aggregate of 2,376,696 shares of Common Stock and (iii) an aggregate of 39,670 Warrants, each to purchase one share of Common Stock of the Company, for total aggregate consideration of $1.00. Such securities will be cancelled on the books of the Company. As a result of the transfer, the total number of outstanding shares of Common Stock of the Company decreased from 5,618,127 shares to 3,201,431 shares.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2008	JUNIPER CONTENT CORPORATION
	By:	/s/ Stuart B. Rekant
Stuart B. Rekant
Chairman and Chief Executive Officer

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